UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2012 (June 8, 2012)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169355	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Liberty Crossing Shopping Center

On June 8, 2012, American Realty Capital – Retail Centers of America, Inc. (the “Company”) closed its acquisition of the fee-simple interest in a retail power center known as the Liberty Crossing Shopping Center located in Rowlett, Texas, at a contract purchase price of $21.6 million, exclusive of closing costs. The Company acquired the property through an indirect wholly-owned subsidiary of its operating partnership. The seller of the property is NWC Liberty Grove & SH 66, Ltd. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The Liberty Crossing Shopping Center contains approximately 106,000 rentable square feet and is 95% leased to 16 tenants. Three tenants, Ross Stores, Inc. (NASDAQ: ROST), PetSmart, Inc. (NASDAQ: PETM), each of which are rated by major credit rating agencies, and Dollar Tree, Inc. (NASDAQ: DLTR), represent 41% of the annualized rental income of the property.

The Ross Stores, Inc. lease, which commenced in October 2008, has a 10-year term and expires in January 2019.  The lease contains one rental escalation of 5% in 2014. The lease contains four renewal options of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized rental income for the initial lease term is $0.3 million.

The PetSmart, Inc. lease, which commenced in December 2008, has a 10-year term and expires in December 2018.  The lease contains one rental escalation of 6% in 2014. The lease contains five renewal options of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized rental income for the initial lease term is $0.3 million.

The Dollar Tree, Inc. lease, which commenced in August 2008, has a 10-year term and expires in August 2018.  The lease contains no rental escalation. The lease contains three renewal options of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The annualized rental income for the initial lease term is $0.1 million.

The Company funded the acquisition of the property with (a) a $16.2 million mortgage loan, (b) a $3.0 million advance from a revolving loan facility and (c) $2.4 million from the sale of its common stock, as described in more detail below in Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing description of the purchase and sale agreement is a summary and is qualified in its entirety by the terms of the purchase and sale agreement. The purchase and sale agreement and amendments thereto were filed as Exhibits 10.9—10.13 to the Company’s Quarterly Report on Form 10-Q, filed on May 8, 2012, and are incorporated herein by reference.

A copy of the press release announcing the completion of the acquisition of the property is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 8, 2012, the Company entered into a loan agreement (the “UBS Loan”) with UBS Real Estate Securities Inc. that funded a portion of the acquisition of the Liberty Crossing Shopping Center in the amount of $16.2 million, as described in Item 2.01 of this Current Report on Form 8-K.

The UBS Loan bears interest at LIBOR plus 5.0%, with an interest rate cap of 3%. The UBS Loan matures in December 2013 and provides for monthly interest-only payments, through June 2013.  Beginning in July 2013, the Company will be required to pay fixed monthly principal and interest payments through the maturity date.

The description of the UBS Loan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the UBS Loan.

On June 6, 2012, the Company entered into an unsecured $3.0 million loan with an unaffiliated third party. The loan is a draw from a revolving loan facility entered into by an affiliate of the Company’s sponsor and an unaffiliated third party on June 5, 2012. The revolving loan facility provides for loans to be made available from time to time to real estate investment trusts sponsored by American Realty Capital. Any loan made under the revolving loan facility will bear a fixed interest rate of 8.0% per annum and will mature one year from the date of the loan. A loan made under the revolving loan facility will contain two one-year extension options and will require monthly interest payments with the principal balance due at maturity. Any loan made under the revolving loan facility may be prepaid from time to time and at any time, in whole or in part. The Company is also required to pay an exit fee equal to 1% of the original loan amount upon final payment of any loan made under the revolving loan facility.

Item 8.01.	Other Events.

On June 11, 2012, the Company also announced that its board of directors had reaffirmed a distribution at a rate of $0.0017534247 per day based on the common stock price of $10.00 per share.  The board of directors also approved a change to the timing of when such distributions will accrue.  Distributions will begin to accrue immediately upon completion of the Company’s initial property acquisition which occurred on June 8, 2012.  The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The initial distribution will be payable on July 5, 2012.

A copy of the press release announcing the distribution information is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements, as applicable, relating to the Liberty Crossing Shopping Center described in Item 2.01, required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K is required to be filed, or by August 24, 2012.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: June 11, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors